Exhibit 99.1

Marketo Announces Revenue Growth of 60% for Second Quarter 2014

SAN MATEO, Calif. — July 24, 2014 — Marketo (NASDAQ: MKTO), the leading provider of marketing software, today announced its second quarter 2014 financial results.

Highlights:

•                  Revenue increased 60% year over year to $36 million

•                  Deferred revenue increased 74% year over year to $53.2 million

•                  Subscription dollar retention rate rose to an average of 105%

•                  Generated positive cash flow from operations of $3.6 million

•                  Customer count increased to 3,359

“Across the board, we delivered a strong quarter as customers adopted our customer engagement platform and purchased new applications such as our Real Time Personalization product, which we released early in the quarter,” said Phil Fernandez, Chairman and CEO of Marketo.  “From new customers in the business-to-consumer category such as Unilever and 3-Day Blinds, to major business-to-business leaders such as Cisco, Principal Funds and SGK, marketers are choosing our innovative solutions to build individual and personal long-term relationships with their customers.”

Results for the second quarter of 2014:

•                  Revenue: Revenue was $36.0 million, an increase of 60% over the prior year period.

•                  Deferred Revenue:  Deferred revenue at June 30, 2014 was $53.2 million, up 74% year over year from $30.6 million at June 30, 2013, and up 17% compared to the $45.6 million at March 31, 2014.

•                  Net Loss: GAAP net loss was $13.1 million, and net loss per common share, basic and diluted, was $(0.33). Non-GAAP net loss was $6.7 million, and Non-GAAP net loss per common share, basic and diluted, was $(0.17), which excludes approximately $5.9 million in stock-based compensation expense and $471,000 of amortization of acquired intangible assets. GAAP and non-GAAP net loss per common share calculations are based on 40.3 million weighted average common shares outstanding.

•                  Cash Flow Provided By Operations:  For the quarter ended June 30, 2014, cash provided by operating activities was $3.6 million as compared to a use of operating cash of $166,000 in the same period of the prior year and $13.2 million in the quarter ended March 31, 2014.

•                  Total Cash and Cash Equivalents: As of June 30, 2014, total cash and cash equivalents was $119.7 million.

Outlook

As of July 24, 2014, Marketo is initiating revenue and EPS guidance for its third quarter of 2014 and updating full year 2014 guidance.

For the third quarter of 2014, Marketo expects to report:

•                  Revenue in the range of $36.5 to $37.5 million

•                  GAAP net loss per share in the range of $(0.42) to $(0.44)

•                  Non-GAAP net loss per share in the range of $(0.25) to $(0.27), excluding stock-based compensation expenses of approximately $6.6 million, $468,000 of amortization of acquired intangible assets and assuming approximately 40.6 million weighted average common shares outstanding

For the full year 2014, Marketo expects to report:

•                  Revenue in the range of $143 to $145 million

•                  GAAP net loss per share in the range of $(1.54) to $(1.58)

•                  Non-GAAP net loss per share in the range of $(0.89) to $(0.93), excluding stock-based compensation expenses of approximately $24.3 million, $1.9 million of amortization of acquired intangible assets and assuming approximately 40.4 million weighted average common shares outstanding

Conference Call Information

Marketo will host a conference call and live webcast to discuss the financial results at 2:00 p.m. Pacific Time, 5:00 p.m. Eastern Time, today, Thursday, July 24, 2014. The conference call can be accessed by dialing 888-417-8516, or + 1 719-457-2628 (outside the U.S. and Canada).   A live webcast will be available on the Investor Relations page of the Marketo corporate website at www.marketo.com and via replay beginning approximately two hours after the completion of the call.  An audio replay of the call will also be available by dialing 888-203-1112 or + 1 719-457-0820 (outside the U.S. and Canada) and entering passcode 2999765#.

Use of Non-GAAP Financial Information

Marketo provides financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). To help understand Marketo’s past financial performance and future results, Marketo has supplemented its financial results that it provides in accordance with GAAP with certain non-GAAP financial measures. The method Marketo uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.  Specifically, management is excluding the following items from its non-GAAP historical and estimated net loss and net loss per common share, basic and diluted:

• Stock-Based Compensation Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

• Amortization of Acquired Intangible Assets: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements. These forward-looking statements include general statements about our opportunities for growth and specific statements about our expected GAAP and non-GAAP financial results for the third quarter and the full year of 2014, including revenue, net loss, EPS, stock-based compensation expenses and amortization of acquired intangible assets. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties that could cause actual results to differ from the results predicted include, but are not limited to, risks associated with: possible fluctuations in the company’s financial and operating results; the company’s rate of growth and anticipated revenue run rate, including the company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and, as appropriate, cash flow, and the continued growth and ability to maintain deferred revenue and unbilled deferred revenue; errors, interruptions or delays in the company’s service or the company’s Web hosting; breaches of the company’s security measures; the financial impact of any previous and future acquisitions; the nature of the company’s business model; the company’s ability to continue to release, and gain customer acceptance of, new and improved versions of the company’s service; successful customer deployment and utilization of the company’s existing and future services; changes in the company’s sales cycle; competition; relationships with platform providers; various financial aspects of the company’s subscription model; unexpected increases in attrition or decreases in new business; the emerging markets in which the company operates; unique aspects of entering or expanding in international markets; the company’s ability to hire, retain and motivate employees and manage the company’s growth; changes in the company’s customer base; technological developments; regulatory developments; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in the company’s effective tax rate; fluctuations in the number of shares we have outstanding and the price of such shares; foreign currency exchange rates; collection of receivables; interest rates; factors affecting our deferred tax assets and ability to value and utilize them; the risks and expenses associated with the company’s real estate and office facilities space; and general developments in the economy, financial markets, and credit markets.

Further information about factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings the company makes with the Securities and Exchange Commission from time to time.

Marketo assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

About Marketo: Marketing Software.  Easy, Powerful, Complete.

Marketo (NASDAQ: MKTO) provides the leading marketing software for companies of all sizes to build and sustain engaging customer relationships. Spanning today’s digital, social, mobile and offline channels, Marketo’s® customer engagement platform powers a set of breakthrough applications to help marketers tackle all aspects of digital marketing from the planning and orchestration of marketing activities to the delivery of personalized interactions that can be optimized in real-time. Marketo’s applications are known for their ease-of-use, and are complemented by the Marketing Nation®, a thriving network of more than 320 third-party solutions through our LaunchPoint ® ecosystem and over 50,000 marketers who share and learn from each other to grow their collective marketing expertise. The result for modern marketers is unprecedented agility and superior results. Headquartered in San Mateo, CA with offices in Europe, Australia and Japan, Marketo serves as a strategic marketing partner to more than 3,000 large enterprises and fast-growing small companies across a wide variety of industries. For more information, visit www.marketo.com.

Marketo, the Marketo logo, Marketing Nation and LaunchPoint are trademarks of Marketo, Inc. All other trademarks are the property of their respective owners.

IR Contact:

Erica Abrams
The Blueshirt Group for Marketo
415.217.5864
Erica@blueshirtgroup.com

PR Contact:

Mike Moeller
Marketo
408.439.4169
Mmoeller@marketo.com

Source Marketo

###

MARKETO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2014	2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$119,714	$128,299
Accounts receivable, net	29,648	26,946
Prepaid expenses and other current assets	5,569	3,218
Total current assets	154,931	158,463
Property and equipment, net	15,489	13,856
Goodwill	26,045	25,941
Intangible assets, net	6,509	7,095
Other assets	921	484
Total assets	$203,895	$205,839

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,560	$3,527
Accrued expenses and other current liabilities	17,839	23,055
Deferred revenue	53,161	41,356
Current portion of credit facility	2,664	2,187
Total current liabilities	77,224	70,125
Credit facility, net of current portion	4,026	5,372
Other long-term liabilities	1,792	1,900
Total liabilities	83,042	77,397

Redeemable non-controlling interests	1,433	—

Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	274,353	257,801
Accumulated other comprehensive income	245	198
Accumulated deficit	(155,182)	(129,561)
Total stockholders’ equity	119,420	128,442
Total liabilities, redeemable non-controlling interests and stockholders’ equity	$203,895	$205,839

MARKETO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Revenue:
Subscription and support	$31,236	$19,883	$59,847	$37,438
Professional services and other	4,794	2,621	8,475	4,802
Total revenue	36,030	22,504	68,322	42,240
Cost of revenue (1):
Subscription and support	6,876	6,321	13,111	12,141
Professional services and other	5,540	3,121	10,381	5,739
Total cost of revenue	12,416	9,442	23,492	17,880
Gross profit:
Subscription and support	24,360	13,562	46,736	25,297
Professional services and other	(746)	(500)	(1,906)	(937)
Total gross profit	23,614	13,062	44,830	24,360
Operating expenses (1):
Research and development	7,198	5,985	14,329	10,981
Sales and marketing	23,786	15,488	44,154	27,806
General and administrative	5,731	3,876	11,923	7,303
Total operating expenses	36,715	25,349	70,406	46,090
Loss from operations	(13,101)	(12,287)	(25,576)	(21,730)
Other income (expense), net	(186)	(86)	(245)	(147)
Loss before provision for income taxes	(13,287)	(12,373)	(25,821)	(21,877)
Provision (benefit) for income taxes	(16)	17	(30)	37
Net loss	(13,271)	(12,390)	(25,791)	(21,914)
Net loss attributable to redeemable non-controlling interests	159	—	170	—
Net loss attributable to Marketo	$(13,112)	$(12,390)	$(25,621)	$(21,914)

Net loss per share of common stock, basic and diluted	$(0.33)	$(0.63)	$(0.64)	$(1.91)
Shares used in computing net loss per share of common stock, basic and diluted	40,271	19,822	39,898	11,472

(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Cost of subscription and support revenue	$419	$114	$803	$177
Cost of professional services and other revenue	610	154	1,057	247
Research and development	1,173	937	2,252	1,147
Sales and marketing	2,095	863	3,874	1,093
General and administrative	1,614	548	2,932	953
Total stock-based compensation expense	$5,911	$2,616	$10,918	$3,617

MARKETO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Cash flows from operating activities:
Net loss	$(13,271)	$(12,390)	$(25,791)	$(21,914)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,213	981	4,344	1,787
Stock-based compensation expense	5,911	2,616	10,918	3,617
Deferred income taxes	(69)	—	(143)	—
Changes in operating assets and liabilities:
Accounts receivable, net	(4,422)	(2,747)	(2,713)	(2,856)
Prepaid expenses and other current assets	1,573	615	(2,151)	(1,233)
Other assets	(186)	(347)	(579)	(183)
Accounts payable	434	682	478	2,606
Accrued expenses and other current liabilities	3,805	4,383	(5,823)	3,087
Deferred revenue	7,586	6,026	11,837	9,932
Other liabilities	(7)	15	(21)	86
Net cash provided by (used in) operating activities	3,567	(166)	(9,644)	(5,071)
Cash flows from investing activities:
Purchase of property and equipment	(1,684)	(2,986)	(4,263)	(5,863)
Capitalized software development	(225)	(221)	(404)	(221)
Net cash used in investing activities	(1,909)	(3,207)	(4,667)	(6,084)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discount	—	80,506	—	80,506
Proceeds from private placement	—	6,500	—	6,500
Proceeds from issuance of common stock upon exercise of stock options	809	926	3,327	1,416
Proceeds from issuance of common stock issued under employee stock purchase plan	—	—	3,384	—
Investment from redeemable non-controlling interests	—	—	1,953	—
Repurchase of unvested common stock from terminated employees	(23)	(14)	(46)	(16)
Withholding taxes remitted for the net share settlement of equity awards	(1,677)	—	(1,692)	—
Proceeds from issuance of debt	—	3,089	—	3,089
Repayment of debt	(575)	(116)	(868)	(116)
Payment of deferred initial public offering and follow-on offering costs	—	(1,743)	(104)	(2,537)
Payment incurred for common stock registration related to acquisition	(164)	—	(319)	—
Net cash provided by (used in) financing activities	(1,630)	89,148	5,635	88,842
Effect of foreign exchange rate changes on cash and cash equivalents	114	(69)	91	(52)
Net increase (decrease) in cash and cash equivalents	142	85,706	(8,585)	77,635
Cash and cash equivalents — beginning of period	119,572	36,176	128,299	44,247
Cash and cash equivalents —end of period	$119,714	$121,882	$119,714	$121,882

MARKETO, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, Marketo uses non-GAAP measures of operating loss, net loss and net loss per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Marketo’s underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States of America.

	Three Months Ended March 31, 2014	Three Months Ended June 30, 2014	Three Months Ended June 30, 2013	Six Months Ended June 30, 2014	Six Months Ended June 30, 2013
Revenue:
Subscription and support	$28,611	$31,236	$19,883	$59,847	$37,438
Professional services and other	3,681	4,794	2,621	8,475	4,802
Total Revenue	$32,292	$36,030	$22,504	$68,322	$42,240

Cost of revenue reconciliation:
GAAP Subscription and support	$6,235	$6,876	$6,321	$13,111	$12,141
Stock-based compensation	(384)	(419)	(114)	(803)	(177)
Amortization of acquired intangible assets	(285)	(285)	(57)	(570)	(114)
Non-GAAP subscription and support	$5,566	$6,172	$6,150	$11,738	$11,850

GAAP Professional services and other	$4,841	$5,540	$3,121	$10,381	$5,739
Stock-based compensation	(447)	(610)	(154)	(1,057)	(247)
Amortization of acquired intangible assets	—	—	—	—	—
Non-GAAP professional services and other	$4,394	$4,930	$2,967	$9,324	$5,492

Gross profit and gross margin reconciliation:
Non-GAAP subscription and support gross profit	$23,045	$25,064	$13,733	$48,109	$25,588
Non-GAAP professional services and other gross profit	(713)	(136)	(346)	(849)	(690)
Non-GAAP gross profit	$22,332	$24,928	$13,387	$47,260	$24,898
Non-GAAP subscription and support gross margin	80.5%	80.2%	69.1%	80.4%	68.3%
Non-GAAP professional services and other gross margin	-19.4%	-2.8%	-13.2%	-10.0%	-14.4%
Non-GAAP gross margin	69.2%	69.2%	59.5%	69.2%	58.9%

Operating expenses reconciliation:
GAAP Research and development	$7,131	$7,198	$5,985	$14,329	$10,981
Stock-based compensation	(1,079)	(1,173)	(937)	(2,252)	(1,147)
Amortization of acquired intangible assets	—	—	—	—	—
Non-GAAP research and development	$6,052	$6,025	$5,048	$12,077	$9,834
As a % of total revenues, non-GAAP	18.7%	16.7%	22.4%	17.7%	23.3%

GAAP Sales and marketing	$20,368	$23,786	$15,488	$44,154	$27,806
Stock-based compensation	(1,779)	(2,095)	(863)	(3,874)	(1,093)
Amortization of acquired intangible assets	(153)	(140)	(43)	(293)	(86)
Non-GAAP sales and marketing	$18,436	$21,551	$14,582	$39,987	$26,627
As a % of total revenues, non-GAAP	57.1%	59.8%	64.8%	58.5%	63.0%

GAAP General and administrative	$6,192	$5,731	$3,876	$11,923	$7,303
Stock-based compensation	(1,318)	(1,614)	(548)	(2,932)	(953)
Amortization of acquired intangible assets	(46)	(46)	(25)	(92)	(50)
Non-GAAP general and administrative	$4,828	$4,071	$3,303	$8,899	$6,300
As a % of total revenues, non-GAAP	15.0%	11.3%	14.7%	13.0%	14.9%

Loss from operations reconciliation:
GAAP loss from operations	$(12,475)	$(13,101)	$(12,287)	$(25,576)	$(21,730)
Stock-based compensation	5,007	5,911	2,616	10,918	3,617
Amortization of acquired intangible assets	484	471	125	955	250
Non-GAAP loss from operations	$(6,984)	$(6,719)	$(9,546)	$(13,703)	$(17,863)

Net loss reconciliation:
GAAP Net loss attributable to Marketo	$(12,509)	$(13,112)	$(12,390)	$(25,621)	$(21,914)
Stock-based compensation	5,007	5,911	2,616	10,918	3,617
Amortization of acquired intangible assets	484	471	125	955	250
Non-GAAP Net loss attributable to Marketo	$(7,018)	$(6,730)	$(9,649)	$(13,748)	$(18,047)

Basic and diluted net loss per share
GAAP	$(0.32)	$(0.33)	$(0.63)	$(0.64)	$(1.91)
Non-GAAP	$(0.18)	$(0.17)	$(0.49)	$(0.34)	$(1.57)

Shares used to compute basic and diluted GAAP and Non-GAAP net loss per share	39,379	40,271	19,822	39,898	11,472